Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 385 to Registration Statement No. 002-41839 on Form N–1A of our reports dated September 15, 2017 relating to the financial statements and financial highlights of Fidelity Real Estate Index Fund, Fidelity SAI U.S. Large Cap Index Fund, and Fidelity SAI Real Estate Index Fund, and our reports dated September 18, 2017 relating to the financial statements and financial highlights of Fidelity SAI Small-Mid Cap 500 Index Fund, Fidelity SAI U.S. Quality Index Fund, and Fidelity SAI U.S. Momentum Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended July 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

September 22, 2017